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                                                                     EXHIBIT 3.8

                            CERTIFICATE OF CONVERSION

                                       OF

                   THE MERIDIAN RESOURCE & EXPLORATION COMPANY

      Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act (the "TBCA") and Section 18-214 of the Delaware Limited Liability Company Act (the "DLLCA"), the undersigned converting corporation (the "Corporation") certifies the following for the purpose of effecting a conversion in accordance with the provisions of the TBCA and the DLLCA.

      1. The name of the Corporation is The Meridian Resource & Exploration Company.

      2. The Corporation's original certificate of incorporation was filed with the Texas Secretary of State on August 19, 1991, and the original name of the Corporation was Texas Meridian Resources Exploration Inc.

      3. The name of the limited liability company into which the Corporation shall be converted is The Meridian Resource & Exploration LLC.

      4. The conversion of the Corporation has been approved in accordance with the provisions of 18-214 of the DGCL.

      5. The conversion of the Corporation to the organizational form of a limited liability company shall be effective at 11:59 p.m., Eastern Time, on December 31, 2000.

                              THE MERIDIAN RESOURCE & EXPLORATION COMPANY

                              By:        /s/ JOSEPH A. REEVES, JR.
                                 ---------------------------------------------
                                            Joseph A. Reeves, Jr.
                                           Chief Executive Officer
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                            CERTIFICATE OF FORMATION

                                       OF

                     THE MERIDIAN RESOURCE & EXPLORATION LLC

      This Certificate of Formation of The Meridian Resource & Exploration LLC (the "LLC"), dated December 14, 2000, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby is The Meridian Resource & Exploration LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      FOURTH. The LLC is being formed in connection with the conversion, in accordance with Article 5.17 of the Texas Business Corporation Act and Section 18-214 of the Delaware Limited Liability Company Act, of The Meridian Resource & Exploration Company, a Texas corporation ("TMRX"), to the organizational form of the LLC pursuant to the Plan of Conversion, dated December 31, 2000, and the Certificate of Conversion, effective as of 11:59 p.m., Eastern Time, December 31, 2000, of TMRX.

      IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation, which shall become effective at 11:59 p.m., Eastern Time, on December 31, 2000, to be executed as of the date first above written.


                                           /s/ JOSEPH A. REEVES, JR.
                                      ------------------------------------
                                             Joseph A. Reeves, Jr.
                                              Authorized Person